                                                              EX-99.B(a)ciartsup

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      UNITED CONTINENTAL INCOME FUND, INC.

         Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General Corporation Law, United Continental Income Fund, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended ("Articles of Incorporation"):

         FIRST: As amended, effective June 30, 2000, Article SECOND of the Corporation's Articles of Incorporation shall read as follows: "The name of the Corporation is Waddell & Reed Advisors Continental Income Fund, Inc., hereinafter called the 'Corporation'."

         SECOND: The amendment contained herein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

         THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 15th day of June, 2000.

                                        United Continental Income Fund, Inc.

         (Corporate Seal)

                                        /s/ Kristen A. Richards
                                        -----------------------------------
                                        Kristen A. Richards, Vice President



Attest:  /s/ Daniel C. Schulte
        ----------------------
         Daniel C. Schulte,
         Assistant Secretary

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         The undersigned, Vice President of United Continental Income Fund, Inc.
who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                        By: /s/ Kristen A. Richards
                                            ---------------------------
                                            Kristen A. Richards, Vice President


















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